UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2020

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

(781) 357-2333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	PULM	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01. Regulation FD Disclosure.

We intend, from time to time, to present and/or distribute to the investment community and utilize at various industry and other conferences a slide presentation, which is attached hereto as Exhibit 99.1. We undertake no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by us that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 8.01. Other Events.

On July 9, 2020, we announced that together with our partner Cipla Technologies, LLC (“Cipla”) (with whom we entered into a development and commercialization agreement on April 15, 2019, for the development and commercialization of Pulmazole) we decided to end our Phase 2 clinical study of Pulmazole and replace it with a new larger Phase 2b study designed with a longer treatment duration and key phase 3 enabling efficacy endpoints. Also being considered are clinical studies in India, South Africa and other regional markets where Cipla has strong clinical development and business capabilities and the potential assignment to Cipla of exclusive rights to develop and commercialize Pulmazole in these territories is currently under consideration. We plan to have a Type-C meeting with the FDA in Q1 2021 to inform our final clinical design and timelines. We plan to commence the new Phase 2b study when the risk of insufficient patient enrollment presented by the ongoing COVID-19 pandemic is reduced to an acceptable level.

As we also previously reported in July 2020, we were considering certain proposed amendments to our development and commercialization agreement with Cipla for the continued development for Pulmazole. We have not agreed to any amendments to the agreement as of the date of this Current Report. However, we expect that discussions regarding amendments to the agreement will continue. No assurance can be given that we will be able to reach a mutually acceptable arrangement with Cipla for the conduct of any proposed Phase 2b clinical study in the future. Accordingly, if we are unable to agree with Cipla on such matters such as cost sharing for the new study, we may be forced to suspend further development of Pulmazole.

On September 22, 2020, we issued a press release providing a product pipeline update, including with respect to Pulmazole. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Investor Presentation, dated September 2020 (furnished herewith pursuant to Item 7.01)
99.2	Press Release Dated September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: September 22, 2020	By:	/s/ Teofilo Raad
Teofilo Raad
Chief Executive Officer